UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

HNR ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	HNRA	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	HNRAW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously announced, HNR Acquisition Corp, a Delaware corporation (“HNRA” or the “Company”), entered into that certain Amended and Restated Membership Interest Purchase Agreement, dated as of August 28, 2023 (as amended, the “MIPA”), by and among HNRA, HNRA Upstream, LLC, a newly formed Delaware limited liability company which is managed by, and is a subsidiary of, HNRA (“OpCo”), and HNRA Partner, Inc., a newly formed Delaware corporation and wholly owned subsidiary of OpCo (“SPAC Subsidiary”, and together with the Company and OpCo, “Buyer” and each a “Buyer”), CIC Pogo LP, a Delaware limited partnership (“CIC”), DenCo Resources, LLC, a Texas limited liability company (“DenCo”), Pogo Resources Management, LLC, a Texas limited liability company (“Pogo Management”), 4400 Holdings, LLC, a Texas limited liability company (“4400” and, together with CIC, DenCo and Pogo Management, collectively, “Seller” and each a “Seller”), and, solely with respect to Section 6.20 of the MIPA,  HNRAC Sponsors LLC, a Delaware limited liability company (“Sponsor”). HNRA’s stockholders approved the transactions contemplated by the MIPA at a special meeting of stockholders that was originally convened October 30, 2023, adjourned, and then reconvened on November 13, 2023 (the “Special Meeting”).

On November 15, 2023 (the “Closing Date”), as contemplated by the MIPA:

●	HNRA filed a Second Amended and Restated Certificate of Incorporation (the “Second A&R Charter”) with the Secretary of State of the State of Delaware, pursuant to which the number of authorized shares of HNRA’s capital stock, par value $0.0001 per share, was increased to 121,000,000 shares, consisting of (i) 100,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) 20,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share;

●	The current shares of common stock of HNRA were reclassified as Class A Common Stock; the Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally; holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to HNRA’s stockholders for their vote or approval, except as otherwise required by applicable law or by the Second A&R Charter;

●	(A) HNRA contributed to OpCo (i) all of its assets (excluding its interests in OpCo and the aggregate amount of cash required to satisfy any exercise by HNRA stockholders of their Redemption Rights (as defined below)) and (ii) 2,000,000 newly issued shares of Class B Common Stock (such shares, the “Seller Class B Shares”) and (B) in exchange therefor, OpCo issued to HNRA a number of Class A common units of OpCo (the “OpCo Class A Units”) equal to the number of total shares of Class A Common Stock issued and outstanding immediately after the closing (the “Closing”) of the transactions (the “Transactions”) contemplated by the HNRA (following the exercise by HNRA stockholders of their Redemption Rights) (such transactions, the “SPAC Contribution”); and

●	Immediately following the SPAC Contribution, OpCo contributed $900,000 to SPAC Subsidiary in exchange for 100% of the outstanding common stock of SPAC Subsidiary (the “SPAC Subsidiary Contribution”);

●	Immediately following the SPAC Subsidiary Contribution, Seller sold, contributed, assigned, and conveyed to (A) OpCo, and OpCo acquired and accepted from Seller, ninety-nine percent (99.0%) of the outstanding membership interests of Pogo Resources, LLC, a Texas limited liability company (“Pogo” or the “Target”), and (B) SPAC Subsidiary, and SPAC Subsidiary purchased and accepted from Seller, one percent (1.0%) of the outstanding membership interest of Target (together with the ninety-nine percent (99.0%) interest, the “Target Interests”), in each case, in exchange for (x) $900,000 of the Cash Consideration (as defined below) in the case of SPAC Subsidiary and (y) the remainder of the Aggregate Consideration (as defined below) in the case of OpCo (such transactions, together with the SPAC Contribution and SPAC Subsidiary Contribution, the “Business Combination”).

The “Aggregate Consideration” for the Target Interests was: (a) cash in the amount of $31,074,127 in immediately available funds (the “Cash Consideration”), (b) 2,000,000 Class B common units of OpCo (“OpCo Class B Units”) valued at $10.00 per unit (the “Common Unit Consideration”), which will be equal to and exchangeable into 2,000,000 shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right (as defined below), as reflected in the amended and restated limited liability company agreement of OpCo that became effective at Closing (the “A&R OpCo LLC Agreement”), (c) the Seller Class B Shares, (d) $15,000,000 payable through a promissory note to Seller (the “Seller Promissory Note”), (e) 1,500,000 preferred units (the “OpCo Preferred Units” and together with the Opco Class A Units and the OpCo Class B Units, the “OpCo Units”) of OpCo (the “Preferred Unit Consideration”, and, together with the Common Unit Consideration, the “Unit Consideration”), and (f) an agreement for Buyer, on or before November 21, 2023, to settle and pay to Seller $1,925,873 from sales proceeds received from oil and gas production attributable to Pogo, including pursuant to its third party contract with affiliates of Chevron. At Closing, 500,000 Seller Class B Shares (the “Escrowed Share Consideration”) were placed in escrow for the benefit of Buyer pursuant to an escrow agreement and the indemnity provisions in the MIPA. The Aggregate Consideration is subject to adjustment in accordance with the MIPA.

In connection with the Business Combination, holders of 3,323,707 shares of common stock sold in HNRA’s initial public offering (the “public shares”) properly exercised their right to have their public shares redeemed (the “Redemption Rights”) for a pro rata portion of the trust account (the “Trust Account”) which held the proceeds from HNRA’s initial public offering, funds from HNRA’s payments to extend the time to consummate a business combination and interest earned, calculated as of two business days prior to the Closing, which was approximately $10.95 per share, or $49,362,479 in the aggregate. The remaining balance in the Trust Account (after giving effect to the Redemption Rights) was $12,979,300.

Immediately upon the Closing, Pogo Royalty exercised the OpCo Exchange Right as it relates to 200,000 OpCo Class B units (and 200,000 shares of Class B Common Stock). After giving effect to the Business Combination, the redemption of public shares as described above and the exchange mentioned in the preceding sentence, there are currently (i) 5,097,009 shares of Class A Common Stock issued and outstanding, (ii) 1,800,000 shares of Class B Common Stock issued and outstanding and (iii) no shares of preferred stock issued and outstanding.

The Class A Common Stock and HNRA warrants continued to trade, but now as an operating company, on the NYSE American LLC (“NYSE American”) under the symbols “HNRA” and “HNRAW,” respectively, on November 16, 2023.

A more detailed description of the Business Combination can be found in the section titled “Proposal No. 1—The Purchase Proposal” beginning on page 112 of HNRA’s definitive proxy statement dated October 13, 2023 (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”), and such description is incorporated herein by reference. Further, the foregoing description of the MIPA is a summary only and is qualified in its entirety by reference to the MIPA, that certain First Amendment to Membership Interest Purchase Agreement, dated November 15, 2023 (the “MIPA Amendment”), and that certain Letter Agreement between Buyer and Seller Re: Settle Up between Buyer and Seller, dated November 15, 2023 (the “Settle Up Letter Agreement”), copies of which are included as Exhibit 2.1, Exhibit 2.2, and Exhibit 2.3, respectively, to this Current Report on Form 8-K (this “Report”), and are incorporated herein by reference.

All references herein to the “Board” refer to the board of directors of HNRA. Terms used in this Report but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement, and such definitions are incorporated herein by reference.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents incorporated by reference herein, the information in this Report controls.

Item 1.01. Entry into a Material Definitive Agreement.

The Purchase

First Amendment to Amended and Restated Membership Interest Purchase Agreement

On November 15, 2023, Buyer, Seller, and Sponsor entered into the MIPA Amendment, whereby the Parties agreed to extend the outside date for the transaction to November 30, 2023, and to place 500,000 shares of Seller Class B Shares into escrow instead of 500,000 OpCo Class B Units.

The above description of the MIPA Amendment is a summary only and is qualified in its entirety by the text of the MIPA Amendment, which is included as Exhibit 2.2 to this Report and is incorporated herein by reference.

Settle Up Letter Agreement

On November 15, 2023, Buyer and Seller entered into the Settle Up Letter Agreement, whereby Seller agreed to accept a minimum amount of cash at Closing less than $33,000,000, provided that, on or before November 21, 2023, Buyer must settle and pay to Seller $1,925,873 from sales proceeds received from oil and gas production attributable to Pogo, including pursuant to its third party contract with affiliates of Chevron.

The above description of the Settle Up Letter Agreement is a summary only and is qualified in its entirety by the text of the Settle Up Letter Agreement, which is included as Exhibit 2.3 to this Report and is incorporated herein by reference.

OpCo A&R LLC Agreement

In connection with the Closing, HNRA and Pogo Royalty, LLC, a Texas limited liability company, an affiliate of Seller and Seller’s designated recipient of the Aggregate Consideration (“Pogo Royalty”), entered into an amended and restated limited liability company agreement of OpCo (the “OpCo A&R LLC Agreement”). Pursuant to the A&R OpCo LLC Agreement, each OpCo unitholder (excluding HNRA) will, subject to certain timing procedures and other conditions set forth therein, have the right (the “OpCo Exchange Right”) to exchange all or a portion of its OpCo Class B Units for, at OpCo’s election, (i) shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each OpCo Class B Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions, or (ii) an equivalent amount of cash. Additionally, the holders of OpCo Class B Units will be required to exchange all of their OpCo Class B Units (a “Mandatory Exchange”) upon the occurrence of the following: (i) upon the direction of HNRA with the consent of at least fifty percent (50%) of the holders of OpCo Class B Units; or (ii) upon the one-year anniversary of the Mandatory Conversion Trigger Date. In connection with any exchange of OpCo Class B Units pursuant to the OpCo Exchange Right or acquisition of OpCo Class B Units pursuant to a Mandatory Exchange, a corresponding number of shares of Class B Common Stock held by the relevant OpCo unitholder will be cancelled.

The OpCo Preferred Units will be automatically converted into OpCo Class B Units on the two-year anniversary of the issuance date of such OpCo Preferred Units (the “Mandatory Conversion Trigger Date”) at a rate determined by dividing (i) $20.00 per unit (the “Stated Conversion Value”), by (ii) the Market Price of the Class A Common Stock (the “Conversion Price”). The “Market Price” means the simple average of the daily VWAP of the Class A Common Stock during the five (5) trading days prior to the date of conversion. On the Mandatory Conversion Trigger Date, HNRA will issue a number of shares of Class B Common Stock to Pogo Royalty equivalent to the number of OpCo Class B Units issued to Pogo Royalty. If not exchanged sooner, such newly issued OpCo Class B Units shall automatically exchange into Class A Common Stock on the one-year anniversary of the Mandatory Conversion Trigger Date at a ratio of one OpCo Class B Unit for one share of Class Common Stock. An equivalent number of shares of Class B Common Stock must be surrendered with the OpCo Class B Units to the Company in exchange for the Class A Common Stock. As noted above, the OpCo Class B Units must be exchanged upon the one-year anniversary of the Mandatory Conversion Trigger Date.

The material terms of the OpCo A&R LLC Agreement are described in the section of the Proxy Statement beginning on page 32 titled “Summary of the Proxy Statement — Related Agreements — OpCo A&R LLC Agreement.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the OpCo A&R LLC Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Promissory Note

In connection with the Closing, OpCo issued the Seller Promissory Note to Pogo Royalty in the principal amount of $15,000,000. The Seller Promissory Note provides for a maturity date that is six (6) months from the Closing Date, bears an interest rate equal 12% per annum, and contains no penalty for prepayment. If the Seller Promissory Note is not repaid in full on or prior to its stated maturity date, OpCo will owe interest from and after default equal to the lesser of 18% per annum and the highest amount permissible under law, compounded monthly. The Seller Promissory Note is subordinated to the Term Loan (as defined below).

The material terms of the Seller Promissory Note are described in the section of the Proxy Statement beginning on page 30 titled “Summary of the Proxy Statement — Related Agreements — Promissory Note.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the Seller Promissory Note, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, HNRA and Pogo Royalty entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which HNRA has agreed to provide Pogo Royalty with certain registration rights with respect to the shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right, including filing with the SEC an initial registration statement on Form S-1 covering the resale by the Pogo Royalty of the shares of Class A Common Stock issuable upon exercise of the OpCo Exchange Right so as to permit their resale under Rule 415 under the Securities Act, no later than thirty (30) days following the Closing, use its commercially reasonable efforts to have the initial registration statement declared effective by the SEC as soon as reasonably practicable following the filing thereof with the SEC, and use commercially reasonable efforts to convert the Form S-1 (and any subsequent registration statement) to a shelf registration statement on Form S-3 as promptly as practicable after HNRA is eligible to use a Form S-3 Shelf.

In certain circumstances, Pogo Royalty can demand the Company’s assistance with underwritten offerings, and Pogo Royalty will be entitled to certain piggyback registration rights.

The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement beginning on page 30 titled “Summary of the Proxy Statement — Related Agreements — Registration Rights Agreement.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the Registration Rights Agreement, which is included as Exhibit 10.3 to this Report and is incorporated herein by reference.

Option Agreement

In connection with the Closing, HNRA Royalties, LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of HNRA (“HNRA Royalties”) and Pogo Royalty entered into an Option Agreement (the “Option Agreement”). Pogo Royalty owns certain overriding royalty interests in certain oil and gas assets owned by Pogo(the “ORR Interest”). Pursuant to the Option Agreement, Pogo Royalty granted irrevocable and exclusive option to HNRA Royalty to purchase the ORR Interest for the Option Price (as defined below) at any time prior to November 15, 2024. The option is not exercisable while the Seller Promissory Note is outstanding.

The purchase price for the ORR Interest upon exercise of the option is: (i) (1) $30,000,000 the (“Base Option Price”), plus (2) an additional amount equal to interest on the Base Option Price of twelve percent (12%), compounded monthly, from the Closing Date through the date of acquisition of the ORR Interest, minus (ii) any amounts received by Pogo Royalty in respect of the ORR Interest from the month of production in which the effective date of the Option Agreement occurs through the date of the exercise of the option (such aggregate purchase price, the “Option Price”).

The Option Agreement and the option will immediately terminate upon the earlier of (a) Pogo Royalty’s transfer or assignment of all of the ORR Interest in accordance with the Option Agreement and (b) November 15, 2024.

The material terms of the Option Agreement are described in the section of the Proxy Statement beginning on page 31 titled “Summary of the Proxy Statement — Related Agreements — Option Agreement.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the Option Agreement, which is included as Exhibit 10.4 to this Report and is incorporated herein by reference.

Director Nomination and Board Observer Agreement

In connection with the Closing, the Company entered into Director Nomination and Board Observer Agreement (the “Board Designation Agreement”) with CIC. Pursuant to the Board Designation Agreement, CIC has the right, at any time CIC beneficially owns capital stock of the Company, to appoint two board observers to attend all meetings of the board of directors of the Company. In addition, after the time of the conversion of the OpCo Preferred Units owned by Pogo Royalty, CIC will have the right to nominate a certain number of members of the board of directors depending on Pogo Royalty’s ownership percentage of Class A Common Stock as further provided in the Board Designation Agreement.

The material terms of the Board Designation Agreement are described in the section of the Proxy Statement beginning on page 32 titled “Summary of the Proxy Statement — Related Agreements — Director Nomination and Board Observer Agreement.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the Board Designation Agreement, which is included as Exhibit 10.5 to this Report and is incorporated herein by reference.

Backstop Agreement

In connection with the Closing, HNRA entered a Backstop Agreement (the “Backstop Agreement”) with Pogo Royalty and certain of HNRA’s founders listed therein (the “Founders”) whereby Pogo Royalty will have the right (“Put Right”) to cause the Founders to purchase Pogo Royalty’s OpCo Preferred Units at a purchase price per unit equal to $10.00 per unit plus the product of (i) the number of days elapsed since the effective date of the Backstop Agreement and (ii) $10.00 divided by 730. Seller’s right to exercise the Put Right will survive for six (6) months following the date the Trust Shares (as defined below) are not restricted from transfer under the Letter Agreement (as defined in the MIPA) (the “Lockup Expiration Date”).

As security that the Founders will be able to purchase the OpCo Preferred Units upon exercise of the Put Right, the Founders agreed to place at least 1,300,000 shares of Class A Common Stock into escrow (the “Trust Shares”), which the Founders can sell or borrow against to meet their obligations upon exercise of the Put Right, with the prior consent of Seller. HNRA is not obligated to purchase the OpCo Preferred Units from Pogo Royalty under the Backstop Agreement. Until the Backstop Agreement is terminated, Pogo Royalty and its affiliates are not permitted to engage in any transaction which is designed to sell short the Class A Common Stock or any other publicly traded securities of HNRA.

The material terms of the Backstop Agreement are described in the section of the Proxy Statement beginning on page 32 titled “Summary of the Proxy Statement — Related Agreements — Backstop Agreement.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the Backstop Agreement, which is included as Exhibit 10.6 to this Report and is incorporated herein by reference.

Founder Pledge Agreement

In connection with the Closing, HNRA entered a Founder Pledge Agreement (the “Founder Pledge Agreement”) with the Founders whereby, in consideration of placing the Trust Shares into escrow and entering into the Backstop Agreement, HNRA agreed: (a) by January 15, 2024, to issue to the Founders an aggregate number of newly issued shares of Class A Common Stock equal to 10% of the number of Trust Shares; (b) by January 15, 2024, to issue to the Founders number of warrants to purchase an aggregate number of shares of Class A Common Stock equal to 10% of the number of Trust Shares, which such warrants shall be exercisable for five years from issuance at an exercise price of $11.50 per shares; (c) if the Backstop Agreement is not terminated prior to the Lockup Expiration Date, to issue an aggregate number of newly issued shares of Class A Common Stock equal to (i) (A) the number of Trust Shares, divided by (B) the simple average of the daily VWAP of the Class A Common Stock during the five (5) Trading Days prior to the date of the termination of the Backstop Agreement, subject to a minimum of $6.50 per share, multiplied by (C) a price between $10.00-$13.00 per share (as further described in the Founder Pledge Agreement), minus (ii) the number of Trust Shares; and (d) following the purchase of OpCo Preferred Units by a Founder pursuant to the Put Right, to issue a number of newly issued shares of Class A Common Stock equal to the number of Trust Shares sold by such Founder. Until the Founder Pledge Agreement is terminated, the Founders are not permitted to engage in any transaction which is designed to sell short the Class A Common Stock or any other publicly traded securities of HNRA.

The above description of the Founder Pledge Agreement is a summary only and is qualified in its entirety by the text of the Founder Pledge Agreement, which is included as Exhibit 10.7 to this Report and is incorporated herein by reference.

Debt Financing

Senior Secured Term Loan Agreement

Consistent with the previously disclosed commitment letter (the “Debt Commitment Letter”) between HNRA and First International Bank & Trust (“FIBT” or “Lender”), in connection with the Closing, HNRA (for purposes of the Loan Agreement, the “Borrower”), OpCo, SPAC Subsidiary, Pogo, and LH Operating, LLC (for purposes of the Loan Agreement, collectively, the “Guarantors” and together with the Borrower, the “Loan Parties”), and FIBT entered into a Senior Secured Term Loan Agreement on November 15, 2023 (the “Loan Agreement”), setting forth the terms of a senior secured term loan facility in an aggregate principal amount of $28 million (the “Term Loan”).

Pursuant to the terms of the Term Loan Agreement, the Term Loan was advanced in one tranche on the Closing Date. The proceeds of the Term Loan were used to (a) fund a portion of the purchase price, (b) partially fund a debt service reserve account funded with $2,600,000 at the Closing Date, (c) pay fees and expenses in connection with the purchase and the closing of the Term Loan and (e) other general corporate purposes. The Term Loan accrues interest at a per annum rate equal to the FIBT prime rate plus 6.5% and fully matures on the third anniversary of the Closing Date (“Maturity Date”). Payments of principal and interest will be due on the 15th day of each calendar month, beginning December 15, 2023, each in an amount equal to the Monthly Payment Amount (as defined in the Term Loan Agreement), except that the principal and interest payment due on the Maturity Date will be in the amount of the entire remaining principal amount of the Term Loan and all accrued but unpaid interest then outstanding. An additional one-time payment of principal is due on the date the quarterly financial report for the year ending December 31, 2024, is due to be delivered by Borrower to Lender in an amount that Excess Cash Flow (as defined in the Term Loan Agreement) exceeds the Debt Service Coverage Ratio (as defined in the Term Loan Agreement) of 1.35x as of the end of such quarter; provided that in no event shall the amount of the payment exceed $5,000,000.

The Borrower may elect to prepay all or a portion greater than $1,000,000 of the amounts owed prior to the Maturity Date. In addition to the foregoing, the Borrower is required to prepay the Term Loan with the net cash proceeds of certain dispositions and upon the decrease in value of collateral.

On the Closing Date, Borrower deposited $2,600,000 into a Debt Service Reserve Account (the “Debt Service Reserve Account”) and, within 60 days following the Closing Date, Borrower must deposit such additional amounts such that the balance of the Debt Service Reserve Account is equal to $5,000,000 at all times. The Debt Service Reserve Account may be used by Lender at any time and from time to time, in Lender’s sole discretion, to pay (or to supplement Borrower’s payments of) the obligations due under the Term Loan Agreement.

The Term Loan Agreement contains affirmative and restrictive covenants and representations and warranties. The Loan Parties are bound by certain affirmative covenants setting forth actions that are required during the term of the Term Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Loan Parties from time to time will be bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Term Loan Agreement without prior written consent, including, without limitation, incurring certain additional indebtedness, entering into certain hedging contracts, consummating certain mergers, acquisitions or other business combination transactions, consummating certain dispositions of assets, making certain payments on subordinated debt, making certain investments, entering into certain transactions with affiliates, and incurring any non-permitted lien or other encumbrance on assets. The Term Loan Agreement also contains other customary provisions, such as confidentiality obligations and indemnification rights for the benefit of the Lender.

The above description of the Term Loan Agreement is a summary only and is qualified in its entirety by the text of the Term Loan Agreement, which is included as Exhibit 10.8 to this Report and is incorporated herein by reference.

Pledge and Security Agreement

In connection with the Term Loan, FIBT and the Loan Parties entered into a Pledge and Security Agreement on November 15, 2023 (the “Security Agreement”), whereby the Loan Parties granted a senior security interest to FIBT on all assets of the Loan Parties, except certain excluded assets described therein, including, among other things, any interests in the ORR Interest.

The above description of the Security Agreement is a summary only and is qualified in its entirety by the text of the Security Agreement, which is included as Exhibit 10.9 to this Report and is incorporated herein by reference.

Guaranty Agreement

In connection with the Term Loan, FIBT and the Loan Parties entered into a Guaranty Agreement on November 15, 2023 (the “Guaranty Agreement”), whereby the Guarantors guaranteed payment and performance of all Loan Parties under the Term Loan Agreement.

The above description of the Guaranty Agreement is a summary only and is qualified in its entirety by the text of the Guaranty Agreement, which is included as Exhibit 10.10 to this Report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. At the Special Meeting, the HNRA stockholders considered and adopted, among other matters, a proposal to approve the Business Combination. The Business Combination was completed on November 15, 2023.

FORM 10 INFORMATION

In accordance with Item 2.01(f) of Form 8-K, the Company is providing below the information that would be required if the Company were filing a general form for registration of securities on Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

The Company acknowledges that certain of the information referenced below is required to be updated for the year ended December 31, 2023, including the annual audit of HNRA, and HNRA will update such information through an amendment to this Current Report on Form 8-K once the annual audit of HNRA is completed and related annual financial information for the year ended December 31, 2023 is available which HNRA expects by April 1, 2024.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Report (including in the information that is incorporated by reference in this Report) may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding the Company’s or the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the Company, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

●	the financial and business performance of HNRA;

●	the ability to maintain the listing of the Class A Common Stock and the public warrants on NYSE American, and the potential liquidity and trading of such securities;

●	the diversion of management in connection with the Business Combination and HNRA’s ability to successfully integrate Pogo’s operations and achieve or realize fully or at all the anticipated benefits, savings or growth of the Transactions;

●	the impact of the announcement of the Business Combination on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel;

●	HNRA’s abilities to execute its business strategies;

●	changes in general economic conditions, including the material and adverse negative consequences of the COVID-19 pandemic and its unfolding impact on the global and national economy and/or as a result of the armed conflict in Ukraine and associated economic sanctions on Russia;

●	the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other significant producers and governments, including the armed conflict in Ukraine and the potential destabilizing effect such conflict may pose for the global oil and natural gas markets, and the ability of such producers to agree to and maintain oil price and production controls;

●	the effect of change in commodity prices, including the volatility of realized oil and natural gas prices, as a result of the Russian invasion of Ukraine that has led to significant armed hostilities and a number of severe economic sanctions on Russia or otherwise;

●	the level of production on our properties;

●	overall and regional supply and demand factors, delays, or interruptions of production;

●	our ability to replace our oil and natural gas reserves;

●	ability to identify, complete and integrate acquisitions of properties or businesses;

●	general economic, business or industry conditions, including the cost of inflation;

●	competition in the oil and natural gas industry;

●	conditions in the capital markets and our ability, and the ability of our operators, to obtain capital or financing on favorable terms or at all;

●	title defects in the properties in which HNRA invests;

●	risks associated with the drilling and operation of crude oil and natural gas wells, including uncertainties with respect to identified drilling locations and estimates of reserves;

●	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel;

●	restrictions on the use of water;

●	the availability of pipeline capacity and transportation facilities;

●	the ability of our operators to comply with applicable governmental laws and regulations, including environmental laws and regulations and to obtain permits and governmental approvals;

●	the effect of existing and future laws and regulatory actions, including federal and state legislative and regulatory initiatives relating to hydraulic fracturing and environmental matters, including climate change;

●	future operating results;

●	risk related to our hedging activities;

●	exploration and development drilling prospects, inventories, projects, and programs;

●	the impact of reduced drilling activity in our focus areas and uncertainty in whether development projects will be pursued;

●	operating hazards faced by our operators;

●	technological advancements;

●	weather conditions, natural disasters and other matters beyond our control; and

●	other factors detailed under the section titled “Risk Factors” beginning on page 52 of the Proxy Statement and incorporated herein by reference.

The forward-looking statements contained in this Report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that the Company considers immaterial or which are unknown. It is not possible to predict or identify all such risks. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement in the section titled “Information About Pogo” beginning on page 145 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 52 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on page 43 of the Proxy Statement under the heading “Summary of Risk Factors” and are incorporated herein by reference.

Financial Information

The consolidated financial statements of Pogo as of September 30, 2023 (unaudited) and December 31, 2022 and for the nine months ended September 30, 2023 and 2022 (unaudited) and the related notes is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

The audited consolidated financial statements of Pogo as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and 2021 and the related notes are included in the Proxy Statement beginning on page F-45.

The unaudited pro forma condensed combined financial information of HNRA as of September 30, 2023 and for the year ended December 31, 2022 and the nine months ended September 30, 2023 is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of the Financial Condition and Results of Operations of Pogo for the nine months ended September 30, 2023 and 2022 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Properties

The properties of the Company are described in the Proxy Statement in the section titled “Information About Pogo” beginning on page 145 thereof and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Class A Common Stock immediately following consummation of the Business Combination by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock;

●	each of the Company’s named executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the Closing Date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the Closing Date or subject to restricted stock units that vest within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares issuable pursuant to the exchange of OpCo Class B Units listed in the table below are represented in shares of Class A Common Stock.

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of HNRA securities is based on (i) 5,097,009 shares of Class A Common Stock issued and outstanding immediately following consummation of the Business Combination, after giving effect to the Redemption Rights, and (ii) 1,800,000 shares of Class B Common Stock issued and outstanding immediately following the consummation of the Business Combination.

Name and Address of Beneficial Owners(1)	Number of Shares	%
Directors of officers:
Byron Blount	63,700	*
Diego Rojas	—	—
Joseph V. Salvucci, Sr.	—	—
Joseph V. Salvucci, Jr.(2)	—	—
Mitchell B. Trotter	22,125	*
David M. Smith	142,500	2.1%

All directors and officers after as a group (6 persons)	228,325	3.3%

Five Percent Holders:
JVS Alpha Property, LLC(3)	1,232,621	17.9%
HNRAC Sponsor LLC(4)	490,625	7.1%
Pogo Royalty, LLC(5)	2,000,000	29.0%
Dante Caravaggio(6)	539,040	7.8%
Donald H. Goree(7)	367,969	5.3%

*	Less than one percent (1%)

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

(2)	Mr. Salvucci Jr. has sole voting and dispositive control over the securities held by JVS Alpha Property, LLC, however he disclaims any beneficial ownership of such shares.

(3)	JVS Alpha Property, LLC’s Manager is Joseph V. Salvucci, Jr., who has voting and dispositive control over the shares held by such entity.

(4)	Don Orr, as Manager of HNRAC Sponsors LLC, has voting and dispositive control over the securities held by such entity, however he disclaims any beneficial ownership of such shares. Includes the assumption that 378,750 shares of common stock underlying 505,000 private placement warrants have been issued.

(5)	Consists of (1) 1,800,000 shares of Class B Common Stock (and corresponding OpCo Class B Units) and (2) 200,000 shares of Class A Common Stock received following exercise of the OpCo Exchange Right. Includes all Class B Common Stock held by Pogo Royalty following Closing of the Business Combination. Fouad Bashour, Amir Yoffe, Michael Rawlings and Marshall Payne have voting and dispositive control over the securities held by such entity. Does not include any Class B Common Stock upon conversion of OpCo Preferred Units, due to conversion only occurring on the date that is two (2) years after Closing. The address of Messrs. Bashour, Yoffe, Rawlings and Payne is 3879 Maple Avenue, Suite 400, Dallas, Texas 75219 and the telephone number at that address is 214-871-6812.

(6)	Consists of (1) 450,040 shares of Class A Common Stock held by Dante Caravaggio, LLC, of which Mr. Caravaggio has voting and dispositive control over the shares held by such entity and (2) 89,000 shares of Class A Common Stock held by Alexandria VMA Capital, LLC, of which Mr. Caravaggio has voting and dispositive control over the shares held by such entity. The business address of Mr. Caravaggio is 22415 Keystone Trail, Katy, TX 77450.

(7)

Mr. Goree has sole voting and dispositive control over the securities held by Rhone Merchant House Ltd, which indirectly holds 367,969 private placement shares by virtue of its 75% ownership in HNRAC Sponsors LLC, which owns 490,625 private placement shares. Includes the assumption that 378,750 shares of common stock underlying 505,000 private placement warrants have been issued to Sponsor. The business address of Rhone Merchant House Ltd. is 81 Rue de France, 5TH Floor, Nice, France 06000.

Directors and Executive Officers

The Company’s directors and executive officers upon the Closing are described in the Proxy Statement in the section titled “Management After the Purchase” beginning on page 204 thereof and that information is incorporated herein by reference.

Directors

Upon the Closing, the Company’s Board has five directors. The Company’s Board is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to HNRA’s first annual meeting of stockholders) serving a two-year term. The class I directors consist of Diego Rojas and Joseph V. Salvucci, Jr., and their term will expire at HNRA’s first annual meeting of stockholders. The class II directors consist of Mitchell Trotter, Byron Blount, and Joseph V. Salvucci, Sr. and their term will expire at the second annual meeting of stockholders. Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management After the Purchase” beginning on page 204 thereof and that information is incorporated herein by reference.

Committees of the Board of Directors

The standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a Nominating, Corporate Governance, and ESG Committee (the “Nominating Committee”). The Audit Committee, Compensation Committee, and the Nominating Committee report to the Board.

Audit Committee

The Board appointed Messrs. Blount and Salvucci Sr. to serve on the Audit Committee, with Mr. Blount serving as the chair. Mr. Blount also serves as the Audit Committee’s “audit committee financial expert” under SEC rules. As described below under “Directors Independence,” the Board has determined that Messrs. Blount and Salvucci Sr. are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NYSE American.

Compensation Committee

The Board appointed Messrs. Salvucci Sr., Salvucci, Jr., and Blount to serve on the Compensation Committee, with Mr. Salvucci, Jr. serving as the chair. As described below under “Directors Independence,” the Board has determined that Messrs. Salvucci Sr., Salvucci, Jr., and Blount are “independent” as that term is used under the applicable rules and regulations of the SEC and the listing requirements and rules of NYSE American.

Nominating Committee

The Board appointed Messrs. Salvucci Sr., Salvucci, Jr., and Blount to serve on the Nominating Committee, with Mr. Salvucci, Jr. serving as the chair.

Executive Officers

Effective as of the Closing, the executive officers are:

Name	Position	Age
Diego Rojas	Chief Executive Officer	69
Mitchell B. Trotter	Chief Financial Officer	64
David M. Smith	General Counsel and Secretary	68

Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management After the Purchase” beginning on page 204 thereof and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the executive officers and directors of HNRA after the consummation of the Business Combination is set forth in the section of the Proxy Statement titled “Compensation of Executive Officers and Directors After the Purchase,” beginning on page 211 thereof which is incorporated herein by reference.

At the Special Meeting, HNRA stockholders approved the HNR Acquisition Corp 2023 Omnibus Incentive Plan (the “2023 Plan”), which is included as Exhibit 10.11 to this Report and is incorporated herein by reference. A summary of the 2023 Plan is set forth in the section of the Proxy Statement titled “Proposal No. 2—The Incentive Plan Proposal” beginning on page 132 thereof, which is incorporated herein by reference.

Certain Relationships and Related Person Transactions, and Director Independence

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Registration Statement on Form S-1 filed with the SEC on November 7, 2023 in the section titled “Certain Relationships and Related Person Transactions” beginning on page 151 thereof and are incorporated herein by reference.

Directors Independence

The NYSE American listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Of the current members of the Board, Messrs. Salvucci Sr., Salvucci Jr., and Byron Blount are each considered an “independent director” under the NYSE American listing standards and applicable SEC rules. HNRA’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement titled “Information About Pogo—Legal Proceedings” and “Business of HNRA and Certain Information About HNRA—Legal Proceedings” beginning on pages 164 and 186, respectively, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Dividends

On November 16, 2023, the HNRA Class A Common Stock and HNRA public warrants began trading on NYSE American as an operating company under the trading symbols of “HNRA” and “HNRAW.” The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.

Holders of Record

Following the completion of the Business Combination, including the redemption of public shares as described above, the Company had 5,097,009 shares of Class A Common Stock outstanding that were held of record by approximately 450 holders, 1,800,000 shares of Class B Common Stock outstanding that were held of record by one holder, and no shares of preferred stock outstanding.

Securities Authorized for Issuance Under HNR Acquisition Corp Omnibus Equity Incentive Plan

Reference is made to the disclosure described in the Proxy Statement in the section titled “Proposal No. 2—The Incentive Plan Proposal” beginning on page 132 thereof, which is incorporated herein by reference. The 2023 Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by HNRA’s stockholders at the Special Meeting.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under “Introductory Note” above, Item 1.01 of this Report, and Item 3.02 below of this Report, which is incorporated herein by reference.

Set forth below is information regarding securities sold and issued by us in the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), as well as the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

The Sponsor, together with such other members, if any, of the Company’s executive management, directors, advisors or third party investors as determined by the Sponsors in its sole discretion, purchased, in the aggregate, 505,000 units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement which included a share of common stock and warrant to purchase three quarters of one share of common stock at an exercise price of $11.50 per share, subject to certain adjustments (“Private Placement Warrants” and together, the “Private Placement”) that occurred immediately prior to the Initial Public Offering in such amounts as is required to maintain the amount in the Trust Account at $10.30 per Unit sold. The Sponsor agreed that if the over-allotment option was exercised by the underwriter in full or in part, the Sponsor and/or its designees shall purchase from us additional private placement units on a pro rata basis in an amount that is necessary to maintain in the trust account $10.30. Since the over-allotment was exercised in full, the Sponsor purchased 505,000 Private Placement Units. The purchase price of the Private Placement Units was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination.

On December 24, 2020, the Sponsor purchased 2,875,000 founder shares for an aggregate purchase price of $25,000, up to 375,000 founder shares of which were subject to forfeiture. On February 4, 2022, the Sponsor forfeited 373,750 founder shares and as a result, there are currently 2,501,250 founder shares issued and outstanding.

In January 2023, HNRA issued 50,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In January 2023, HNRA issued 10,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $10,000 in cash and the issuance of a promissory note.

In January 2023, HNRA issued 75,000 warrants to a stockholder having terms substantially similar to the Private Placement Warrants in connection with the receipt of $75,000 in cash and the issuance of a promissory note.

In January 2023, HNRA issued 100,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $100,000 in cash and the issuance of a promissory note.

In January 2023, HNRA issued 100,000 warrants to a stockholder having terms substantially similar to the Private Placement Warrants in connection with the receipt of $100,000 in cash and the issuance of a promissory note.

In January 2023, HNRA issued 50,000 warrants to a director nominee having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In February 2023, HNRA issued 700,000 warrants to a stockholder controlled by a director having terms substantially similar to the Private Placement Warrants in connection with the receipt of $700,000 in cash and the issuance of a promissory note.

In February 2023, HNRA issued 179,000 warrants to a stockholder having terms substantially similar to the Private Placement Warrants in connection with the receipt of $179,000 in cash and the issuance of a promissory note.

In March 2023, HNRA issued 33,000 warrants to a stockholder controlled by a director having terms substantially similar to the Private Placement Warrants in connection with the receipt of $33,000 in cash and the issuance of a promissory note.

In April 2023, HNRA issued 67,000 warrants to a stockholder controlled by a director having terms substantially similar to the Private Placement Warrants in connection with the receipt of $67,000 in cash and the issuance of a promissory note.

In April 2023, HNRA issued 50,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In May 2023, HNRA issued 50,000 warrants to a stockholder controlled by a director having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In May 2023, HNRA issued 15,000 warrants to a stockholder having terms substantially similar to the Private Placement Warrants in connection with the receipt of $15,000 in cash and the issuance of a promissory note.

In May 2023, HNRA issued 100,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $100,000 in cash and the issuance of a promissory note.

In May 2023, HNRA issued 250,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $250,000 in cash and the issuance of a promissory note.

In June 2023, HNRA issued 150,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $150,000 in cash and the issuance of a promissory note.

In July 2023, HNRA issued 150,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $150,000 in cash and the issuance of a promissory note.

In July 2023, HNRA issued 50,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In July 2023, HNRA issued 25,000 warrants to a stockholder having terms substantially similar to the Private Placement Warrants in connection with the receipt of $25,000 in cash and the issuance of a promissory note.

In July 2023, HNRA issued 10,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $10,000 in cash and the issuance of a promissory note.

In August 2023, HNRA issued 50,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In August 2023, HNRA issued 150,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $150,000 in cash and the issuance of a promissory note.

In August 2023, HNRA issued 100,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $100,000 in cash and the issuance of a promissory note.

In September 2023, HNRA issued 125,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $125,000 in cash and the issuance of a promissory note.

In September 2023, HNRA issued 20,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $20,000 in cash and the issuance of a promissory note.

In October 2023, HNRA issued 875,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $875,000 in cash and the issuance of a promissory note.

In October 2023, HNRA issued 100,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $100,000 in cash and the issuance of a promissory note.

In October 2023, HNRA issued 500,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $500,000 in cash and the issuance of a promissory note.

In October 2023, HNRA issued 50,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In October 2023, HNRA issued 50,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In October 2023, HNRA issued 125,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $125,000 in cash and the issuance of a promissory note.

In October 2023, HNRA issued 50,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In November 2023, HNRA issued 600,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $600,000 in cash and the issuance of a promissory note.

In November 2023, HNRA issued 500,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $500,000 in cash and the issuance of a promissory note.

In November 2023, HNRA issued 250,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $250,000 in cash and the issuance of a promissory note.

In November 2023, HNRA issued 50,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $50,000 in cash and the issuance of a promissory note.

In November 2023, HNRA issued 200,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $200,000 in cash and the issuance of a promissory note.

In November 2023, HNRA issued 250,000 warrants to a third-party having terms substantially similar to the Private Placement Warrants in connection with the receipt of $250,000 in cash and the issuance of a promissory note.

On November 2, 2023, HNRA entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Meteora”). Pursuant to the FPA Funding PIPE Subscription Agreement, Meteora agreed to subscribe for and purchase, and HNRA agreed to issue and sell to Meteroa, on the Closing Date, an aggregate of up to 3,000,000 shares of Class A Common Stock, less the number of shares of Class A Common Stock purchased by Meteora separately from third parties through a broker in the open market.

On November 13, 2023, HNRA entered into an agreement with Meteora (the “Non-Redemption Agreement”) pursuant to which Meteora agreed to reverse the redemption of up to the lesser of (i) 600,000 shares of Class A Common Stock, and (ii) such number of shares of Class A Common Stock such that the number of shares beneficially owned by Meteora and its affiliates and any other persons whose beneficial ownership of Class A Common Stock would be aggregated with those of Meteora for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 9.99% of the total number of issued and outstanding shares of Class A Common Stock.

All issuances of warrants described above were not registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Description of Registrant’s Securities

Pursuant to the Second A&R Charter, HNRA’s authorized capital stock consists of 121,000,000 shares, consisting of (i) 100,000,000 shares of Class A Common Stock, (ii) 20,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share; consist of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of HNRA’s capital stock. Because it is only a summary, it may not contain all the information that is important to investors.

Units

Public Units

Pursuant to the Company’s initial Public Offering (the “IPO”), the Company sold 7,500,000 units at a price of $10.00 per unit (the “Units”). Each Unit consisted of one (1) share of the Company’s common stock, $0.0001 par value and one (1) warrant to purchase three quarters of one share of common stock (the “Warrants”). On April 4, 2022, the Units separated into common stock and warrants, and ceased trading.

Private Placement Units

The Sponsor purchased 505,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement which included a share of common stock and Private Placement Warrants that occurred immediately prior to the IPO in such amounts as was required to maintain the amount in the Trust Account at $10.30 per Unit sold. The Sponsor agreed that if the over-allotment option was exercised by the underwriter in full or in part, the Sponsor and/or its designees would purchase from the Company additional Private Placement Units on a pro rata basis in an amount that was necessary to maintain in the trust account $10.30. Since the over-allotment was exercised in full, the Sponsor purchased 505,000 Private Placement Units. The purchase price of the Private Placement Units was added to the proceeds from the IPO to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Units (including the warrants and common stock issuable upon exercise of the Private Placement Units) are not be transferable, assignable, or salable until 30 days after the completion of the initial Business Combination and they are non-redeemable so long as they are held by the original holders or their permitted transferees. If the Private Placement Units are held by someone other than the original holders or their permitted transferees, the Private Placement Units will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Units  sold in the IPO. Otherwise, the Private Placement Units have terms and provisions that are substantially identical to those of the Warrants sold as part of the Units in the IPO.

Common Stock

Class A Common Stock

Holders of record of Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Second A&R Charter or the HNRA bylaws, or as required by applicable provisions of the Delaware General Corporation Law (“DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of HNRA’s common stock (with Class A Common Stock and Class B Common Stock voting together in one class) that are voted is required to approve any such matter voted on by HNRA’s stockholders. HNRA’s board of directors is divided into two classes, each of which will generally serve for a term of one year with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Class A Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Under Section 211(b) of the DGCL, HNRA is required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with the bylaws unless such election is made by written consent in lieu of such a meeting. HNRA did not hold an annual meeting of stockholders to elect new directors prior to the consummation of the Business Combination, and thus HNRA may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting.

In the event of a liquidation, dissolution or winding up of the Company, the Company’s holders of Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. HNRA’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Class B Common Stock

Each share of Class B Common Stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of shares of Class A Common Stock and shares of Class B Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, except as otherwise required by applicable law or by the Second A&R Charter. HNRA does not intend to list any shares of Class B Common Stock on any exchange.

Preferred Stock

The Second A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. HNRA has no preferred stock outstanding at the date hereof. Although the Company does not currently intend to issue any shares of preferred stock, the Company cannot assure investors that it will not do so in the future.

Warrants

Public Warrants

There are currently 8,625,000 warrants outstanding held by public shareholders (“Public Warrants”).

Each Public Warrant entitles the registered holder to purchase three quarters of one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. However, no Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of Class A Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Class A Common Stock for the 5 trading days ending on the trading day prior to the date of exercise. The Public Warrants will expire on the fifth anniversary of the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

HNRA may call the Public Warrant for redemption, in whole and not in part, at a price of $0.01 per Public Warrant,

●	at any time after the Public Warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrants will have no further rights except to receive the redemption price for such holder’s Public Warrants upon surrender of such Public Warrant.

The redemption criteria for the Public Warrants have been established at a price which is intended to provide Public Warrants holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then- prevailing share price and the Public Warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the Public Warrants.

If HNRA calls the Public Warrants for redemption as described above, management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of co Class A Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

Continental Stock Transfer & Trust Company, acts as warrant agent for the Public Warrants pursuant to a warrant agreement between Continental Stock Transfer & Trust and us. The warrant agreement provides that the terms of the Public Warrants may be amended without the consent of any holder (i) to cure any ambiguity or correct any mistake, including to conform the provisions of the Public Warrant agreement to the description of the terms of the Public Warrants and the warrant agreement set forth in this prospectus, or to cure, correct or supplement any defective provision, or (ii) to add or change any other provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the Public Warrants. The warrant agreement requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A Common Stock on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or a recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Public Warrants such that an electing warrant holder would not be able to exercise their Public Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares of Class A Common Stock will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, HNRA will, upon exercise, round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.

HNRA has agreed that, subject to applicable law, any action, proceeding or claim against HNRA arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and HNRA irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

The Company has issued warrants in various private placements since the IPO (the “Private Warrants”). The Private Warrants are identical to the Public Warrants in all material respects, except that the Private Warrants are not transferable, assignable or salable until 30 days after the Closing and they are be redeemable by HNRA so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by HNRA in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

Dividends

HNRA has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon HNRA’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if HNRA incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for Class A Common Stock and Class B Common Stock and the warrant agent for the warrants is Continental Stock Transfer & Trust Company. HNRA has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

The Class A Common Stock and Public Warrants are listed on the NYSE American under the symbols “HNRA” and “HNRAW,” respectively.

Second A&R Charter and Bylaws

Certain Anti-Takeover Provisions of Delaware Law and the Second Amended and Restated Certificate of Incorporation and Bylaws

HNRA is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of HNRA’s outstanding voting stock, otherwise known as an “interested stockholder”;

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of HNRA’s assets. However, the above provisions of Section 203 do not apply if:

●	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of HNRA’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of HNRA’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

HNRA’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of HNRA by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

The Second A&R Charter requires, to the fullest extent permitted by law, that derivative actions brought in HNRA’s name, actions against HNRA’s directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of HNRA’s capital stock shall be deemed to have notice of and consented to the forum provisions in the Second A&R Charter. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of HNRA’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Second A&R Charter to be inapplicable or unenforceable in an action, HNRA may incur additional costs associated with resolving such action in other jurisdictions, which could harm HNRA’s business, operating results and financial condition.

The Second A&R Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Second A&R Charter provides that, unless HNRA consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. However, there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Special Meeting of Stockholders

HNRA’s bylaws provide that special meetings of HNRA’s stockholders may be called only by a majority vote of the Board, by HNRA’s Chief Executive Officer or by HNRA’s Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

HNRA’s bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at the principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in HNRA’s annual proxy statement must comply with the notice periods contained therein. HNRA’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken by common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to common stock.

Classified Board of Directors

The Board is divided into two classes, Class I and Class II, with members of each class serving staggered one-year terms. The Second A&R Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office.

Indemnification of Directors and Officers

The indemnification of the Company’s directors and officers is described in the Proxy Statement in the section titled “Business of HNRA and Certain Information About HNRA—Limitation on Liability and Indemnification of Officers and Directors” beginning on page 193 thereof and that information is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

On November 13, 2023, HNRA entered into exchange agreements (“Exchange Agreements”) with certain holders (the “Noteholders”) of promissory notes issued by HNRA for working capital purposes which accrued interest at a rate of 15% per annum (the “Notes”). Pursuant to the Exchange Agreements, HNRA agreed to exchange, in consideration of the surrender and termination of the Notes in an aggregate principal amount (including interest accrued thereon) of $2,257,771, for 451,563 shares of Common Stock at a price per share equal to $5.00 per share.

In connection with a Referral Fee and Consulting Agreement (the “Consulting Agreement”) by and between HNRA and Alexandria VMA Capital, LLC (“Consultant”), HNRA issued 89,000 shares of Class A Common Stock to Consultant in connection with the closing of the Business Combination.

Item 3.03. Material Modification to Rights of Security Holders

In connection with the Closing, the Company filed its Second A&R Charter with the Secretary of State of the State of Delaware.

A copy of the Second A&R Charter is included as Exhibit 3.1 to this Report and is incorporated herein by reference.

The material terms of the Second A&R Charter and the general effect upon the rights of the Company’s stockholders are included in the Proxy Statement under the sections titled “Proposal No. 4—The Charter Proposal,” beginning on page 142 of the Proxy Statement, which is incorporated herein by reference.

Item 5.01. Changes in Control of the Registrant.

The information set forth above under “Introductory Note” and Item 2.01 of this Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Person Transactions and Director Independence” and “Indemnification of Directors and Officers” is incorporated herein by reference.

Further, in connection with the Business Combination, effective as of the Closing, Donald H. Goree resigned from his position as HNRA’s Chief Executive Officer, Chief Financial Officer, Chairman, and Director and Donald W. Orr resigned from his positions as HNRA President and Director.

In addition, the 2023 Plan became effective upon the Closing. The material terms of the plan are described in the Proxy Statement in the section titled “Proposal No.2—The Incentive Plan Proposal” beginning on page 132 thereof, which are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The disclosure set forth in Item 3.03 of this Report is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement in the section titled “Proposal No. 1—The Purchase Proposal” beginning on page 112 thereof, which is incorporated herein by reference.

Item 8.01 Other Events.

On November 15, 2023, the Company issued a press release announcing the consummation of the Business Combination. A copy of the press release is filed as Exhibit 99.4 to this Report and is incorporated herein by reference.

The disclosure set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

The Company acknowledges that the information required by Item 9.01(a) and (b) referenced below is required to be updated for the year ended December 31, 2023, and the Company will update such information through an amendment to this Current Report on Form 8-K once the annual audits of HNRA and Pogo are completed and related unaudited pro forma condensed combined financial information for the year ended December 31, 2023 is available which the Company expects by April 1, 2024.

(a)	Financial statements of businesses acquired.

The consolidated financial statements of Pogo as of September 30, 2023 (unaudited) and December 31, 2022 and for the nine months ended September 30, 2023 and 2022 (unaudited) and the related notes are included are filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

The audited consolidated financial statements of Pogo as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and 2021 and the related notes are included in the Proxy Statement beginning on page F-45.

The unaudited condensed financial statements of HNRA as of September 30, 2023 and December 31, 2022 and for the three and nine months ended September 30, 2023 and 2022 and the related notes are included in Quarterly Report on Form 10-Q filed by HNRA on November 13, 2023.

The audited financial statements of HNRA as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and December 31, 2021 and the related notes are included in the Proxy Statement beginning on page F-2.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of HNRA as of September 30, 2023 and for the year ended December 31, 2022 and the nine months ended September 30, 2023 is filed as Exhibit 99.2 to this Report and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

2.1†	Amended and Restated Membership Interest Purchase Agreement, dated August 28, 2023, by and among Buyer, Seller, and Sponsor (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2023).

2.2*	Amendment No. 1 to the Amended and Restated Membership Interest Purchase Agreement, dated November 15, 2023, by and among Buyer, Seller, and Sponsor.

2.3*	Letter Agreement between Buyer and Seller Re: Settle Up between Parties, dated November 15, 2023.

3.1*	Second Amended and Restated Certificate of Incorporation of HNR Acquisition Corp, filed with the Secretary of State of the State of Delaware.

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on April 15, 2022 and incorporated herein by reference).

10.1*	Amended and Restated Limited Liability Company Agreement of HNRA Upstream, LLC by and among HNRA Upstream, LLC, Pogo Royalty, LLC, and HNR Acquisition Corp, dated November 15, 2023.

10.2*	Promissory Note issued to Pogo Royalty, LLC by HNR Acquisition Corp, dated November 15, 2023.

10.3*	Registration Rights Agreement, dated November 15, 2023, by and between HNR Acquisition Corp and Pogo Royalty, LLC.

10.4*	Option Agreement, dated November 15, 2023, by and between HNRA Royalties, LLC, Pogo Royalty, LLC, and HNR Acquisition Corp.

10.5*	Director Nomination and Board Observer Agreement, dated November 15, 2023, by and between HNR Acquisition Corp and CIC Pogo, LP.

10.6*	Backstop Agreement, dated November 15, 2023, by and among HNR Acquisition Corp, HNRA Upstream, LLC, Pogo Royalty, and the Founders that are signatory thereto.

10.7*	Founder Pledge Agreement, dated November 15, 2023, by and among HNR Acquisition Corp and the Founders that are signatory thereto.

10.8†*	Senior Secured Term Loan Agreement, dated November 15, 2023, by and among First International Bank & Trust, HNR Acquisition Corp, HNRA Upstream, LLC, HNRA Partner, Inc., Pogo Resources, LLC, and LH Operating, LLC.

10.9†*	Security Agreement, dated November 15, 2023, by and among First International Bank & Trust, HNR Acquisition Corp, HNRA Upstream, LLC, HNRA Partner, Inc., Pogo Resources, LLC, and LH Operating, LLC.

10.10*	Guaranty, dated November 15, 2023, by and among First International Bank & Trust, HNR Acquisition Corp, HNRA Upstream, LLC, HNRA Partner, Inc., Pogo Resources, LLC, and LH Operating, LLC.

10.11*	2023 HNR Acquisition Corp Omnibus Incentive Plan

10.12	Insider Letter between the Company and each of its executive officers, directors, HNRAC Sponsors LLC and its permitted transferees (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K filed by the Company on April 15, 2022).

10.13	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed by the Company on April 15, 2022).

10.14	Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K filed by the Company on April 15, 2022).

10.15	Securities Subscription Agreement (founder shares), dated December 24, 2020, between the Company and HNRAC Sponsors LLC (incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K filed by the Company on April 15, 2022).

10.16	Unit Subscription Agreement between the Company and HNRAC Sponsors LLC (private placement units) (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed by the Company on April 15, 2022).

10.17	Administrative Services Agreement by and between the Company and HNRAC Sponsors LLC (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K filed by the Company on April 15, 2022).

10.18	Services Agreement, dated April 11, 2022, by and between Company and Houston Natural Resources, Inc. (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed by the Company on April 15, 2022).

10.19	Form of SPAC Stockholder Support Agreement, dated as of December 27, 2022, by and between the Company and SPAC Stockholder (incorporated by reference to Exhibit 10.1 on the Company’s Current Report on Form 8-K as filed with the SEC on January 3, 2023)

10.20	Common Stock Purchase Agreement, dated as of October 17, 2022, by and between HNR Acquisition Corp and White Lion Capital LLC (incorporated by reference to Exhibit 10.1 on the Company’s Current Report on Form 8-K as filed with the SEC on October 21, 2022)

10.21	Registration Rights Agreement, dated as of October 17, 2022, by and between HNR Acquisition Corp and White Lion Capital LLC (incorporated by reference to Exhibit 10.2 on the Company’s Current Report on Form 8-K as filed with the SEC on October 21, 2022).

10.22	Form of Forward Purchase Agreement (filed as Exhibit 10.1 to the Company’s Current Report on form 8-K filed on November 3, 2023 and incorporated herein by reference).

10.23	Form of FPA Funding Amount PIPE Subscription Agreement (filed as Exhibit 10.2 to the Company’s Current Report on form 8-K filed on November 3, 2023 and incorporated herein by reference).

10.24	Form of Indemnification Agreement (filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed on December 28, 2021).

10.25	Form of Non-Redemption Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on November 13, 2023 and incorporated herein by reference).

10.26	Form of Exchange Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on November 13, 2023 and incorporated herein by reference).

21.1*	List of subsidiaries.

99.1*	Consolidated financial statements of Pogo as of September 30, 2023 (unaudited) and December 31, 2022 and for the nine months ended September 30, 2023 and 2022 (unaudited) and the related notes.

99.2*	Unaudited pro forma condensed combined financial information of HNRA as of September 30, 2023 and for the year ended December 31, 2022 and the nine months ended September 30, 2023.

99.3*	Management’s Discussion and Analysis of the Financial Condition and Results of Operations of Pogo for the nine months ended September 30, 2023 and 2022.

99.4*	Press Release of HNR Acquisition Corp dated November 15, 2023.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2023	HNR Acquisition Corp

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer